UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2003

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387

(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100-4190 Lougheed Hwy, Burnaby, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 482-0000
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

Not Applicable

Item 5. Other Events and Regulation FD Disclosure.

Voice Mobility International, Inc. (TSX: VMY, OTCBB: VMII and FWB: VMY), a Vancouver based developer and provider of carrier grade enhanced messaging solutions, is pleased to announce a new addition to its Board of Directors.

Bob Neal has re-joined the Board after a 7-month absence. Mr. Neal's previous tenure with Voice Mobility's Board was as the Aliant Telecom representative. We are pleased to welcome Mr. Neal back as an independent member of the Voice Mobility Board. Mr. Neal's background and achievements include, General Manager of NBTel Mobility, President of Datacor (Atlantic) Inc., President of NBTEL Interactive, and President of NBTel Global. During his tenure with NB Tel Global Bob focused the company on extending international growth through strong partnerships with industry leaders like Nortel Networks, Alcatel, March Networks (formerly NewBridge Networks), and Cisco. Bob has also contributed to a number of start-ups, including ConneCTIvity, iMagicTV, Prexar, and eResolution. Bob is currently on the Advisory Board for BCE Investments.

"VMI is very fortunate to have Bob back on the Board of Directors," said Randy Buchamer, Voice Mobility's CEO. "Bob has excellent senior industry contacts as well as outstanding business and marketplace knowledge. Bob is a very strong addition to the Voice Mobility team."

Item 6. Resignations of Registrant's Directors

Not Applicable

Item 7. Financial Statements and Exhibits.

Not Applicable

Item 8. Change in Fiscal Year.

Not Applicable

Item 9. Regulation FD Disclosure.

Not Applicable

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not Applicable

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

Not Applicable

Item 12. Results of Operation and Financial Condition

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy G. Buchamer
By: Randy G. Buchamer
Chairman and CEO

Date: October 2, 2003, 2003